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                                                                   Exhibit 10.5

                     ACCOUNTS RECEIVABLE SECURITY AGREEMENT
                     --------------------------------------

DATE:                May 17, 2002

BORROWER:            TELETOUCH COMMUNICATIONS, INC.,
                     a Delaware corporation

ADDRESS:             110 North College Avenue, Suite 200
                     Tyler, Texas 75702

FCFC:                FIRST COMMUNITY FINANCIAL CORPORATION,
                     an Arizona corporation

ADDRESS:             4000 North Central Avenue, Suite 100
                     Phoenix, Arizona 85012

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         Borrower desires to obtain a Credit Facility and other financial accommodations from FCFC, and FCFC is willing to make such Credit Facility available to Borrower on the following terms and conditions to be secured by the Collateral hereinafter described. Therefore, the parties agree as follows:

1.       Definitions.
         -----------

         1.1. "Accounts" means whatever is encompassed by the Code's definition of that term, and includes all presently existing and hereafter arising accounts, instruments, contract rights, documents, chattel paper (including security agreements and leases), and all other forms of obligations owing to Borrower, all guaranties of such Accounts and other security therefor, the proceeds of such Accounts, all Inventory returned to or reclaimed by Borrower, and Borrower's Books relating to each of the foregoing.

         1.2. "Agreement" means and includes this Accounts Receivable Security Agreement, any concurrent or subsequent Rider hereto and any extensions, supplements, amendments or modifications thereto.

         1.3. "All" includes "any" and "any" includes "all."

         1.4. "Borrower's Books" means and includes all of Borrower's books and records including but not limited to, all customer lists and lists of account debtors, all ledgers; records reflecting, summarizing or evidencing Borrower's assets, accounts, business operations or financial condition, computer programs, computer discs, computer printouts, and other computer prepared information and computer equipment of any kind.

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         1.5. "Change of Control" means any "person," within the meaning of
Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules, regulations and interpretations of the Securities and Exchange Commission thereunder, or group of Persons (other than Borrower or TLL Partners, LLC, a Delaware limited liability company), who becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act and the rules, regulations and interpretations of the Securities and Exchange Commission thereunder), directly or indirectly, of securities of Borrower representing in excess of 24.9% of the combined voting power entitled to be cast generally of Borrower's then outstanding voting securities.

         1.6. "Code" means the Uniform Commercial Code prepared under the joint sponsorship of the American Law Institute and the National Conference of Commissioners on Uniform State Laws, as amended from time to time. Any and all terms used in this Agreement shall be construed and defined in accordance with the meaning and definitions set forth herein or, to the extent not inconsistent herewith, as such terms are defined in the Arizona Uniform Commercial Code, as amended from time to time; provided, however, with respect to any term used herein that is defined in (i) Article 9 of the Uniform Commercial Code as in force in the jurisdiction in which this Agreement was signed by the Borrower at the time that it was signed, or (ii) Article 9 as in force at any relevant time in the jurisdiction in which a financing statement given pursuant to this Agreement is filed, or (iii) Article 9 as in force at any relevant time in the jurisdiction in which the terms of this Agreement are enforced, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the three definitions.

         1.7. "Collateral" means and includes, without limitation, all of the following properties, assets and rights of the Borrower and, whatever is encompassed by the Code's definition of the following terms, wherever located, whether now owned or existing or hereafter acquired or arising, and all proceeds, products, replacements, substitutes, accessions, additions and improvements to any thereof:

              All personal property of every kind and nature including, without limitation, all furniture, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, chattel paper (including security agreements and leases), electronic chattel paper, documents, records, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature, and general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which (i) Borrower operates or has authority to operate, (excluding however all licenses issued
                                     ---------
              by the Federal Communications Commission, and books and records which pertain exclusively to such licenses), (ii) Borrower possesses, uses or has authority to possess or use

                                       -2-

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              property (whether tangible or intangible) of others, or (iii)
              others possess, use, or have authority to possess or use Borrower's property (whether tangible or intangible), and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications and schematics, and Borrower's Books;

excluding, however, all corporate stock of Teletouch Licenses, Inc., and all
---------
books and records which pertain exclusively to such stock, books and records which pertain exclusively to any licenses issued by the Federal Communications Commission that are now or hereafter held by Teletouch Licenses, Inc., books and records (including without limitation blue prints, surveys, and drawings), of and/or concerning any real property of Borrower, including real property in Tyler, Smith County, Texas, and that certain Amended and Restated Operating Agreement between Borrower and Teletouch Licenses, Inc.

        1.8. "Credit Facility" shall mean a revolving line of credit granted by FCFC to Borrower in the amount of $2,000,000, in accordance with the terms and conditions set forth in this Agreement.

        1.9. "Date of Default" means the first day following an Event of Default and the expiration of any Grace Period applicable to such Event of Default.

        1.10. "Eligible Accounts" means accounts on selling terms of net thirty
(30) days or less, which have been validly assigned to FCFC and strictly comply with all of Borrower's warranties and representations set forth in this Agreement, but excluding those Accounts: (a) not paid within 60 days of their invoice date; (b) owed by a single account debtor, if any amount owing by said account debtor remains unpaid for more than 60 days after its invoice date; (c) the total whose account debtor's total indebtedness to Borrower exceeds ten percent (10%) of all Eligible Accounts; (d) representing the sale of goods delivered on consignment, guaranteed sale or on other conditional terms; (e) subject to any defense, setoff or counterclaim claimed or asserted by the account debtor; (f) evidenced by an instrument; (g) owed by an account debtor who is not a resident of the United States; (h) whose account debtor is any department, agency or instrumentality of the United States other than a department, agency or instrumentality with whom Borrower has existent contracts or mercantile business arrangements or relationships as of the date of this Agreement; (i) whose account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (j) whose account debtor is an officer, employee or agent of Borrower; (k) representing goods sold and/or transferred where possession and/or control is held, maintained or retained by Borrower (or its agent) for the account of or subject to further and/or future direction from the account debtor thereof; and (l) not creditworthy, in the sole opinion of FCFC. FCFC will not lend against retail customer accounts.

        1.11. "Event of Default" means the occurrence of one or more of the acts, omissions or circumstances described in Article 10.
                                              ----------

        1.12. "FCFC's Costs" means and includes: (a) filing, recording, publication and search fees incurred by FCFC relating to Borrower; all costs and expenses incurred by FCFC in

                                       -3-

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the enforcement of its rights and remedies under this Agreement, or defending this Agreement or its security interest in the Collateral; (b) long distance telephone and facsimile charges, the expenses of field examiners; (c) all expenses for travel, lodging and food incurred by FCFC's personnel in collecting the Accounts or realizing upon the Collateral; (d) all costs and expenses incurred in gaining possession of, maintaining, handling, preserving, storing, repairing, shipping, selling, preparing for sale and advertising to sell the Collateral, whether or not a sale is consummated; (e) all expenses involved in fulfilling in whole or in part any purchase order from an account debtor; and
(f) reasonable attorney's fees and expenses incurred by FCFC as provided for in this Agreement, including a reasonable fee for the services of attorneys employed by FCFC for any purpose related to this Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

         1.13. "Grace Period" means the number of calendar days after FCFC gives notice to Borrower in accordance with Section 14. If an Event of Default
                                      ----------
involves Borrower's obligation to pay money or discharge an indebtedness, the applicable Grace Period shall be two (2) days. If an Event of Default involves the performance or non-performance of an act, or the occurrence or non-occurrence of an event or circumstance, other than the payment of money, the Grace Period shall be twenty (20) days. Notwithstanding the foregoing, there shall be no Grace Period applicable to an Event of Default based upon a breach of a representation or warranty, or a false statement in or a material omission from any document forming part of the transaction in respect of which this Agreement was made, or the breach of the covenant to maintain adequate insurance.

         1.14. "Includes" and "including" are not limiting.

         1.15. "Inventory" means and includes whatever is encompassed by the Code's definition of that term, and includes all of Borrower's raw materials, components, work in process, finished merchandise, and packing and shipping materials, now owned or hereafter acquired, wherever located, all patents, blueprints and drawings related thereto, all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, all additions and accessions thereto, and the resulting product or mass, and any documents of title representing any of the above.

         1.16. "Material Impairment" for purposes of Sections 3.14 and 10.1(d)
                                                     -------------------------
means any of the following:

               (a) the collection of the Accounts during any thirty (30) day period diminishes by twenty-five percent (25.0%) or more as compared with the previous thirty (30) day period, and is less than $1,600,000 in total collections.

               (b) Accounts Turnover increases by fifty percent (50%) or more within a thirty (30) day period as compared with the previous thirty-day period. "Accounts Turnover" means the number derived by dividing the aggregate amount of all of Borrower's Accounts outstanding at the beginning of a month by the aggregate amount of proceeds of all Accounts received during that month, and multiplying the result by the number of days in that month.

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           (c) Borrower's EBITDA during any of the first four (4) months following the date of this Agreement is less than $550,000, or thereafter, Borrower's EBITDA is less than $675,000 during two consecutive months.

           (d) Borrower uses a substantial amount of funds from the business for a non-business purpose.

     1.17. "Obligations" mean all indebtedness of Borrower, each Person who hereafter becomes the Borrower and each Person that becomes a "new debtor" (as defined in A.R.S. (S) 47-9102) that is now or hereafter owing to FCFC, regardless whether such indebtedness is now existing or hereafter arising, whether it is voluntary or involuntary, whether due or not, secured or unsecured, absolute or contingent, liquidated or unliquidated, and whether it is for principal, interest, fees, expenses or otherwise, and regardless whether the Person who is or hereafter becomes the Borrower and/or new debtor may be liable individually or jointly with others, or whether recovery upon any such obligations may be or hereafter become barred or otherwise unenforceable. The term, "Obligations," also includes: (a) all amounts which arise after the filing of a petition by or against Borrower under Title 11 of the United States Code (the "Bankruptcy Code"), even if the obligations do not accrue because of the automatic stay under Bankruptcy Code (S) 362 or otherwise, and all amounts which would become due but for the operation of the automatic stay under (S) 362(a) of the Bankruptcy Code, and the operation of (S)(S) 502(b) and 506(b) of the Bankruptcy Code; (b) indebtedness arising under modifications, renewals, replacements and extensions of the Obligations, and successive transactions which renew, continue, refinance or refund the Obligations; and (c) all covenants and duties of Borrower to FCFC of every kind, nature and description, (whether arising out of the Agreement or any other agreement, instrument, document, record or contract now existing or hereafter made by Borrower in favor of FCFC, and whether created by oral agreement or operation of law, and whether or not for the payment of money), including without limitation any debt, liability or obligation owing by Borrower to others which FCFC may have acquired by assignment or otherwise.

     1.18. "Or" is not exclusive.

     1.19. "Permitted Debt" means the specific indebtedness described on Schedule One hereto.

     1.20. "Permitted Liens" mean those liens and security interests to which any of the Collateral is subject, and shall consist of only liens on furniture, fixtures, or equipment to secure the purchase price thereof, and such existent liens on or security interests in Collateral as is listed on Schedule One hereto.

     1.21. "Person" means an individual, partnership, corporation, including a "business trust," limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     1.22. "Prime Rate" means the Prime Rate publicly announced by Bank One, Phoenix, Arizona, from time to time (which may not necessarily be the lowest rate charged by that bank to its customers).

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     1.23. "Proceeds" means and includes whatever is encompassed by the Code's definition of that term, but does not authorize any sale, transfer, or other disposition of the Collateral by the Borrower.

     1.24. "Record" shall have the meaning given it under the Code.

     1.25. "SOS Report" means a report with respect information on file at the office of a Secretary of State concerning security interest related filings made pursuant to the Code.

     1.26. "State" when referring to: (i) the location of Borrower's chief executive office, will be referred to herein as the "Chief Executive Office State"; (ii) the location of Borrower's state of incorporation, will be referred to herein as the "Borrower State"; and (iii) the location of Collateral consisting of goods, will be referred to herein as the "Collateral State."

     1.27. "Term Note" means that certain promissory note of even date herewith in the principal amount of $250,000 made by Borrower in favor of FCFC.

2.   Advances and Charges.
     --------------------

     2.1. Upon request of Borrower from time to time during the term hereof, FCFC shall loan and advance to Borrower the amount requested, provided that said amount together with the then outstanding balance of advances previously made does not exceed seventy-five percent (75%) of the amount of Borrower's Eligible Accounts defined as commercial accounts and fifty percent (50%) of the amount of Borrower's Eligible Accounts defined as reseller accounts (less discounts, credits, allowances, service charges, commissions, and freight charges which may be granted to or taken by the account debtors). Eligible Accounts will be net of all credit balance accounts resulting from prepayment of service fees. FCFC reserves the right at any time and from time to time after an Event of Default has occurred, to change the percentage to be advanced to Borrower.

     2.2. The conditions precedent to each advance hereunder are that no Event of Default hereunder has occurred nor is the effect thereof continuing, and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties, and representations, contained in this Agreement and in every other agreement between FCFC and Borrower. As a condition precedent to the first advance hereunder, FCFC must also receive SOS Reports from each Collateral State, the Chief Executive Office State and the Borrower State, indicating that FCFC's security interest in the Collateral is prior to all other security interests and other interests reflected in the report.

     2.3. FCFC is hereby authorized to make advances based upon telephonic or other instructions received from only those officers, employees or representatives of Borrower that are designated in writing by Borrower delivered to FCFC.

     2.4. All Obligations shall be due and payable no later than the earliest of (a) the last day of the term (or renewal term, if any) of this Agreement, (b) the Date of Default, and (c) the day the Agreement is terminated by either party.

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     2.5.  All Obligations shall bear interest, computed on the basis of a
360-day year for the actual days outstanding, at a fluctuating rate of interest equal to the sum of the Prime Rate plus five and one-quarter percent (5.25%) per annum; provided, however, in no event shall the interest rate chargeable on such
       --------
Obligations be less than ten percent (10.00%) per annum, nor shall the minimum amount of interest payable monthly pursuant to the Credit Facility during the original and each renewal term of this Agreement be less than $5,000.00 per month.

     2.6. In the event of a change in the Prime Rate from time to time, the rate of interest to be charged to Borrower shall be correspondingly adjusted as of the date of the Prime Rate change. Interest shall be paid on the tenth day of each month. Any interest not paid when due shall become a part of the Obligations, and shall thereafter bear interest as provided herein. If a Date of Default occurs, or if this Agreement terminates before the second anniversary date of this Agreement or before the end of any renewal term thereafter, Borrower shall pay to FCFC upon its demand a sum of money equal to the product of multiplying the minimum monthly interest payment amount by the number of months of the initial term (or renewal term, as applicable), of this Agreement that remain.

     2.7. FCFC shall render statements to Borrower of the Obligations, including all principal, interest and FCFC's Costs owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and FCFC unless, within thirty (30) days after receipt thereof by Borrower, Borrower notifies FCFC in writing specifying the error or errors, if any, contained in any such statements.

     2.8. In consideration for establishing the Credit Facility on the terms and conditions provided for herein, Borrower agrees to pay to FCFC a commitment and funding fee, which shall be deemed earned and non-refundable upon payment thereof, (i) in the amount of one and one-half percent (1.50%) of the Credit Facility upon the execution hereof; and (ii) in the amount of one-half of one percent (0.50%) of the Credit Facility upon each annual anniversary of the date of this Agreement until such time as the Credit Facility has been terminated. In the event that the term of this Agreement is renewed as provided in Article 5
                                                                    ---------
below, Borrower shall pay within ten days prior to the anniversary date to FCFC a renewal fee of one-half of one percent (0.50%) of the Credit Facility each renewal period. In the event that the amount under the Credit Facility is increased, Borrower shall pay to FCFC a one percent (1.00%) line increase fee on the additional commitment amount, which shall be deemed earned and non-refundable upon payment thereof.

     2.9. Upon an Event of Default, and for as long as such Event of Default or the consequences thereof continue, interest shall accrue on the Obligations from and after such Event of Default at a rate of interest which is four (4) percentage points greater than the rate then being charged.

     2.10. No provision of this Agreement or any other aspect of the transaction of which this Agreement is a part is intended to or shall require or permit the holder, directly or indirectly, to take, receive, contract for or reserve, in money, goods or things in action, or in any other way, any interest (including amounts deemed by law to be interest, such amounts to then be deemed to be an addition to the rate of interest agreed upon) in excess of the maximum rate of interest permitted by law in the State of Arizona as of the date hereof. If any such excess shall nevertheless be provided for, or be adjudicated by a court of competent jurisdiction to be provided for, the undersigned shall not be obligated to pay such excess but, if paid, then such excess shall be applied against the unpaid principal balance of this Agreement or, to the extent that the principal balance has been paid in full by reason of such application or otherwise, such excess shall be remitted to the undersigned. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of this Agreement, and thereafter the rate of interest accruing under this Agreement is less than the rate permitted by law, this Agreement shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, if any charge or fee for which Borrower or any Guarantor is or becomes obligated in connection with the Loan Documents constitutes interest and is not otherwise stated as a rate, such charge or fee shall be deemed an additional rate of interest to which Borrower and each Guarantor agree, computed by dividing the amount of such charge or fee by the principal amount of the Credit Facility. This provision shall control every agreement between Borrower and each Guarantor and FCFC.

     2.11. Until such time that all Obligations are paid in full, Borrower shall pay to FCFC, on or before the last day of each calendar quarter, a field examination fee of $1,000, together with the amount of FCFC's travel expenses (which shall be read to include air fare, hotel, ground transportation and food) incurred in connection with all field audits conducted during that calendar year quarter.

3.   Creation of Security Interest.
     -----------------------------

     3.1. Borrower grants to FCFC a security interest in the Collateral to secure the prompt payment and timely performance by Borrower of the Obligations.

     3.2. To the extent Borrower uses the proceeds of advances to purchase any of the Collateral, Borrower's repayment of the Obligation shall apply on a "first-in-first-out" basis so that the portion of the Obligation used to purchase a particular item of Collateral shall be paid in the chronological order that the Borrower purchased the Collateral.

     3.3. Borrower shall execute and deliver to FCFC concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of FCFC, promissory notes, financing statements, initial financing statements, continuation statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents and records that FCFC may request, in such form as is satisfactory to FCFC, to further evidence the Obligations and/or to perfect and maintain FCFC's security interest in the Collateral and fully comply with this Agreement (collectively, the "Loan Documents").

     3.4. Borrower authorizes FCFC to file one or more financing statements and initial financing statements describing the Collateral. Borrower hereby makes, constitutes and appoints FCFC (and any of FCFC's officers, employees or agents designated by FCFC) as Borrower's true and lawful attorney with power, but without notice to Borrower, to sign the name of Borrower on any Financing Statement, initial financing statement, continuation statement, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, or notice or other similar document necessary to perfect or continue the perfection of FCFC's security interest in the Collateral. Borrower shall make appropriate entries in Borrower's Books disclosing FCFC's security interest in the Collateral. The power of attorney created in this section is coupled with an interest, and shall be irrevocable until all Obligations are fully paid and satisfied.

     3.5. FCFC (by any of its officers, employees or agents) shall have the right at any time or times hereafter during Borrower's usual business hours to inspect the Collateral.

     3.6. To further evidence the security interest of FCFC in Accounts, Borrower shall, from time to time, provide FCFC with schedules and written assignments of its Accounts, in form satisfactory to FCFC. Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit FCFC's security interest or any other rights in and to the Accounts. Together with each schedule, Borrower shall furnish FCFC with accurate copies of Borrower's customers' invoices or the equivalent and accurate copies of shipping or delivery receipts for all Inventory sold. The foregoing notwithstanding, Borrower shall furnish to FCFC upon its request the original copy of any such Record of Borrower when under the circumstances then existent a copy is not legally sufficient to accomplish the purposes to which FCFC intends to use such Record.

     3.7. Borrower authorizes FCFC and FCFC shall have the right at any time or times to verify the Accounts by mail, telephone, or otherwise in the name of Borrower or FCFC. In addition, Borrower authorizes FCFC to obtain information from Borrower's suppliers and customers and, in this regard, Borrower waives any right or claim against any such supplier or customer for furnishing information to FCFC.

     3.8. Borrower shall promptly provide FCFC with all information relating to the financial condition of any account debtor, and shall notify FCFC of any nonperformance of contracts, or the assertion by an account debtor of any claim, offset or counterclaim, and the settlement or adjustment of any dispute or claim with an account debtor on terms approved by FCFC.

     3.9.  Subject to the provisions of Section 3.14, FCFC, or its agents may at
                                        ------------
any time (and regardless whether an Event of Default has occurred or is continuing) and without notice thereof to Borrower: (a) notify account debtors that their Accounts have been assigned to FCFC, and that FCFC has a security interest therein; (b) direct all account debtors to make payment of all Accounts to FCFC; (c) demand, collect (by legal means or otherwise), receive, receipt for, sue for, compromise, adjust, settle or extend the time for payment of any Account upon such terms as FCFC may reasonably determine under the circumstances, in its own name or in the name of Borrower (crediting Borrower's Accounts with only the net amount received by FCFC in payment of the Accounts, after deducting all FCFC's Costs in connection therewith); (d) take control of all proceeds from said Accounts; and (e) judicially enforce Borrower's rights against the account debtors and obligors.

     3.10. Borrower agrees that it will cooperate with FCFC (and execute such forms or notices as FCFC may request) in notifying account debtors that their Accounts have been assigned to FCFC and that FCFC has a security interest therein. Until such time as FCFC exercises its right to collect Accounts, Borrower shall collect the Accounts, receiving in trust all proceeds therefrom as FCFC's trustee and each day deliver said proceeds to FCFC in their original form as received from the account debtors, together with a remittance report, in form satisfactory to FCFC. To facilitate the process of collection and remittance of proceeds of Accounts, Borrower and FCFC shall enter into a Depository Account Control Agreement with First Tennessee Bank, or such other bank as is mutually acceptable to the parties.

     3.11. The receipt of any check or other item of payment by FCFC shall not be considered payment to FCFC until such check or other item of payment is actually paid. For the purpose of computing the interest to be charged to Borrower under Section 2.5 hereof all checks, and other items of payment
               -----------
delivered to FCFC from time to time shall be treated as being paid two business days after the date FCFC actually receives such check or other item of payment, subject to reversal of entry in the event such remittance is not paid upon presentment to the drawee bank. It is further understood that for the purpose of computing interest to be charged to Borrower, the amount of any credit balance that Borrower may have with FCFC shall be treated as an advance by FCFC to Borrower under this Agreement.

     3.12. At such time as the Term Note is paid in full, and provided no Event of Default shall have occurred or be existent, FCFC shall release its security interest in Borrower's Inventory, but shall retain its security interest in the Accounts generated from such Inventory and the proceeds of such Accounts Receivable.

     3.13. Borrower does hereby irrevocably designate, make, constitute and appoint FCFC, and any agent designated by FCFC, as Borrower's true and lawful attorney, with power exercisable subject to the provisions of Section 3.14, to
                                                              ------------
do the following in Borrower's or FCFC's name and at Borrower's expense but without notice to Borrower, and at such time or times (except as otherwise provided herein) as FCFC may, in its sole election, determine:

           (a) Endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into FCFC's possession;

           (b) Exercise all of Borrower's rights and remedies with respect to the collection of Accounts;

           (c) Sign Borrower's name on any invoice, freight bill or bill of lading relating to any Account, on any draft against an account debtor, on any schedule assignment of Accounts, verification of Accounts or on any notice to account debtors;

           (d) Prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against an account debtor;

           (e) Prepare, file and sign Borrower's name on any notice of lien, claim of mechanic's or materialman's lien or similar document or waiver or satisfaction thereof in connection with an Account; and

           (f) Execute any other documents that may facilitate the collection, liquidation or disposition of the Collateral.

     3.14. FCFC shall not be obligated to do any of the acts or exercise any of the powers hereinabove authorized, but, if FCFC elects to collect Accounts, or do any such plural acts or exercise any of the foregoing powers, it may do so in any manner or means as it may determine, and shall not be liable to Borrower for any error in judgment or mistake of fact or law, excepting willful misconduct or bad faith. Notwithstanding the provisions of Sections 3.9 and 3.13, FCFC shall only exercise the rights or
              ------------     ----
powers set forth in said sections if: (a) FCFC reasonably believes, in the exercise of its best judgment and in good faith, that there has been a Material Impairment in the value of its Collateral or in the prospect of repayment of the Obligations, that the priority of its security interest in the Collateral is being contested, or that Borrower has defaulted under any provision of this Agreement; and (b) after FCFC: (i) gives Borrower written notice that it intends to exercise such rights and/or powers; (ii) agrees to meet with Borrower within twenty-four (24) hours after such notice is given to discuss the action which FCFC contemplates taking, and (iii) subsequently gives Borrower written notice that it nevertheless intends to exercise the rights or powers set forth in this Agreement. All acts by or on behalf of FCFC pursuant hereto are hereby ratified and approved by Borrower. The above-described power, being coupled with an interest, is irrevocable until all Obligations are fully paid and satisfied.

4.   Possession and Control of Collateral.
     ------------------------------------

     4.1. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where FCFC chooses to perfect its security interests by possession in addition to the filing of a financing statement. Regardless who has possession, Borrower shall in all events bear the risk of loss of the Collateral, except for loss occasioned by FCFC's gross negligence or willful misconduct.

     4.2. FCFC shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

     4.3. Where Collateral is in the possession of a third party, Borrower, promptly upon receipt of written request from FCFC, will join with FCFC in notifying the third party of FCFC's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of FCFC.

     4.4. Borrower will cooperate with FCFC in obtaining control with respect Collateral consisting of: (a) deposit accounts; (b) investment property; (c) letter-of-credit rights; and (d) electronic chattel paper.

     4.5. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to FCFC indicating that FCFC has a security interest in the chattel paper.

5.   Term.
     ----

     5.1. Unless the Date of Default has occurred, this Agreement shall have a term of two years commencing with the date hereof and shall be automatically renewed thereafter from year to year unless terminated by either party on the anniversary date of this Agreement by written notice to this effect given not less than thirty (30) days prior to said anniversary date. Borrower may terminate the Agreement at any time prior to the anniversary date of the Agreement, by giving written notice to FCFC to that effect not less than thirty
(30) days prior to the effective date of such termination, and by paying to FCFC on or before the date of termination all Obligations, including the minimum amount of interest required to be paid by Borrower to FCFC during what would otherwise be the remainder of the original or renewal term of the Agreement as provided in Section 2.5 above. Upon an Event of Default, FCFC may, at its
               -----------
election, terminate this Agreement at any time, without notice. On the date of termination, all Obligations, including but not limited to, obligations arising by reason of the termination of this Agreement, shall become immediately due and payable without notice or demand. Notwithstanding such termination, until all Obligations have been fully satisfied, FCFC shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to turn over all collections from the Accounts to FCFC. It is understood and agreed that if Borrower has given notice of termination, pursuant to the provisions of this section, and fails to pay all Obligations to FCFC on the specified date, or within ten (10) days thereafter, then this Agreement shall be automatically renewed for an additional one-year term.

6.   Representations and Warranties.
     ------------------------------

     6.1. Until all Obligations have been fully paid and satisfied, Borrower does hereby warrant and represent that:

          (a) If Borrower is a corporation or limited liability company, it is duly organized and is and all times hereinafter will be in good standing under the laws of the state of its incorporation or registration and is duly qualified and in good standing in every other state in which the nature of its business requires such qualification;

          (b) Borrower is the true and lawful owner of the Collateral and has the rights, power and authority to transfer and grant a security interest therein to FCFC;

          (c) The Chief Executive Office State, Borrower State, Collateral States and the chief place of business and the office where Borrower's Books are kept are each accurately identified in Schedule One;

          (d) Borrower is not doing business and has not done business during the last six (6) years under any trade name or style, except its name as set forth in this Agreement and except the trade names listed on Schedule One hereto;

          (e) The execution, delivery and performance hereof does not constitute a default under any indenture, agreement or undertaking to which Borrower is now or hereafter a party or by which it is or will be bound and, if Borrower is a corporation or a limited liability company, the same are within Borrower's corporate powers, have been duly authorized and are not in contravention of its articles, bylaws, or operating agreement;

          (f) Except as listed on Schedule One, Borrower has no knowledge of any actions or proceedings pending by or against Borrower or any guarantor of the Obligations in any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigation or claim, complaint, action or prosecution involving Borrower or any guarantor of Borrower, except as may have been specifically disclosed in writing to FCFC and if any of the foregoing arise during the term of this Agreement, Borrower shall immediately notify FCFC in writing with respect thereto;

          (g) Borrower has duly filed all federal, state and other governmental tax returns which it is required by law to file and that all taxes and other sums which may be due to the

     United States, any state or other governmental authority have been fully paid and that Borrower now has and shall hereafter maintain reserves adequate in amount to fully pay all such tax liabilities which may hereafter accrue;

          (h) All assessments and taxes whether real, personal or otherwise due and payable by or imposed, levied or assessed against Borrower or any of its assets have been paid and shall hereafter be paid in full before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law (including timely payment or deposit of all F.I.C.A. payments and withholding taxes) and will execute and deliver to FCFC on demand appropriate certificates attesting to the payment or deposit thereof;

          (i) [Intentionally Blank]

          (j) With respect to all Collateral, except for Permitted Liens, FCFC's security interest therein is now and shall hereafter at all times constitute a perfected, choate and first security interest in the Collateral, and is not now and, except as otherwise provided in Section
                                                                     -------
     3.12, will not hereafter become subordinate or junior to the security
     ----
     interest, lien, encumbrance or claim of any Person; and

          (k) All financial statements and information relating to Borrower or any guarantor of the Obligations or with respect to the Eligible Accounts which have been or may hereafter be delivered by Borrower to FCFC are true, complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, and there has not been any material adverse change in the financial condition of Borrower or any guarantor since the last submission of such financial information to FCFC.

     6.2. With respect to each Eligible Account now and from time to time hereafter created:

          (a) It is genuine, in all respects what it purports to be and represents a bona fide, existing, valid and legally enforceable indebtedness of the account debtor named therein, payable in the amount, time and manner stated in the invoice therefor, and is absolutely owing to Borrower subject only to Borrower's future performance of the contract giving rise to the account, but is not otherwise contingent for any reason;

          (b) The delivery receipt and invoice therefor represents bona fide sale in the ordinary course of Borrower's business, represents the kind, quality and quantity of the goods or services described therein, and that the goods or services described herein have been or are currently being delivered, installed or performed in accordance with the terms of sale;

          (c) Except for payments made by walk-in customers, no payments have been or shall be made thereon, except payments that are turned over to FCFC by Borrower ;

          (d) There is no setoff, counterclaim or dispute existing or asserted with respect to the Account and Borrower has not made any agreement with the account debtor thereof for any deduction or discount of the sum payable thereunder, except regular discounts allowed by Borrower in the ordinary course of its business for prompt payment;

          (e) The goods sold or transferred or the services rendered as evidenced by the Account are not subject to any lien, claim, encumbrance or security interest, except that of FCFC and holders of Permitted Liens;

          (f) Borrower has no knowledge of the insolvency of the account debtor or of any action or proceeding involving the account debtor under any federal or state debtor's relief statute;

          (g) Borrower has no knowledge of any fact or circumstance that would impair the validity or collectibility of the Account;

          (h) Borrower has not made any assignment of the Account or granted a security interest in the Account to any other Person other than FCFC and holders of Permitted Liens; and

          (i) All of Borrower's Books, and all records and documents relating to the Account are and will be genuine and in all respects what they purport to be, and accurately reflect the amounts owing or to be owing at maturity by the account debtor.

     6.3. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied upon by FCFC regardless of any investigation made or information possessed by FCFC. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given to FCFC.

7.   Affirmative Covenants.
     ---------------------

     7.1. Until all Obligations are fully paid and satisfied, Borrower will do each of the acts described in this Section 7.1.
                                   -----------

          (a) At all times fully comply in all material respects with all federal, state and local laws, rules, orders or regulations pertaining to the conduct of its business, including, but not limited to all applicable federal, state and local environmental laws and regulations relating to the storage, usage and disposal of hazardous substances or toxic chemicals by Borrower in its business. In this regard, Borrower agrees to defend, indemnify and hold FCFC harmless for and against any and all costs, claims, demands, damages including attorneys' fees, court costs, and investigatory and laboratory fees which FCFC may suffer or incur in connection with any such violation which indemnification shall survive the termination of this Agreement.

          (b) Preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

          (c) Maintain itself in good standing in all jurisdictions in which Borrower is doing business, and at the request of FCFC, furnish to FCFC evidence of its good standing in all such jurisdictions.

          (d) Maintain Borrower's Books at the address(es) set forth in Schedule One.

          (e) Allow FCFC to possess and remove copies of Borrower's Books to FCFC's premises or the premises of any agent of FCFC, for so long as FCFC may desire in connection with the enforcement of FCFC's rights under this Agreement.

          (f) Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles which contain such information as may be requested by FCFC, and permit FCFC or any of its agents, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of Borrower, to have access to and have the right to examine all of Borrower's Books and in connection therewith permit FCFC or any of its agents to copy and make extracts therefrom.

          (g) Furnish to FCFC daily or less frequently as FCFC shall permit from time to time, written schedules and reports of the status of Borrower's Accounts in such form as shall be required by FCFC.

          (h) Promptly furnish to FCFC such records, data and other information with respect to the financial condition of Borrower, the Collateral and any guarantor, as FCFC may request from time to time, and shall deliver to FCFC detailed reports, each in form satisfactory to FCFC and containing a statement of the financial condition and operation of Borrower: (i) for each calendar month, within thirty (30) days after the end of each month; and (ii) for each fiscal year, within ninety (90) days after the end of each such fiscal year. Within twenty (20) days after demand by FCFC, Borrower shall deliver to FCFC copies of any financial report or statement prepared by or for Borrower. Each fiscal year-end statement and audit report shall be prepared by an independent CPA and each monthly statement and report shall be prepared by an authorized officer of Borrower who shall certify that such report, statement or document delivered or caused to be delivered to FCFC is complete, correct and thoroughly presents the financial condition of Borrower, and that on the date of said certification no event or condition exists which constitutes a breach or Event of Default under this Agreement.

          (i) Notify FCFC, in writing, of any material adverse change in Borrower's financial condition, and of any loss or damage to the Collateral that represents twenty-five percent (25%) or more of either the value or physical quantity of the Collateral.

          (j) Make timely payment or deposit of all taxes (including F.I.C.A. payments and deposits of withholding taxes) and assessments required to be paid by Borrower and deliver to FCFC, as requested, evidence of such payment or deposit.

          (k) Pay all rent when due and otherwise abide by the terms under which Borrower leases or occupies the premises at which the Collateral is located; provided further if Borrower fails to do so, FCFC may, without any obligation, pay such rent and any sum so paid shall be part of FCFC's Costs, secured by the Collateral and payable on demand.

                (l) Cause to be paid all amounts necessary to fund, in accordance with their terms, all pension plans presently in existence or hereafter created and Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the Pension Benefit Guarantee Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

                (m) Maintain a working capital ratio of 1.00:1 and a net worth at least equal to ninety percent (90%) of that set forth in the financial statements of Borrower dated December 31, 2001.

                (n) Maintain all Collateral in the Collateral State(s) at the address(es) identified in Schedule One and will not, without the prior written consent of FCFC, move the Collateral to any other address(es).

                (o) Keep the Collateral free from any lien, security interest or encumbrance, except Permitted Liens, adverse to FCFC and defend, at its own expense, the Collateral and the proceeds thereof against all claims and demands of all Persons at any time claiming the same or any interest therein.

                (p) Promptly deliver to FCFC copies of all documents and instruments relating to the Collateral, including invoices, original orders, shipping documents, delivery receipts, as FCFC may request from time to time. The foregoing notwithstanding, Borrower shall furnish to FCFC upon its request the original copy of any such Records of Borrower when under the circumstances then existent a copy is not legally sufficient to accomplish the purposes to which FCFC intends to use such Record.

                (q) On request of FCFC, execute and deliver to FCFC any and all additional documents which FCFC may request from time to time to evidence the advances made hereunder or the security interest granted hereby.

8.       Negative Covenants.
         ------------------

         8.1. Until all Obligations are fully paid and satisfied, and except as otherwise provided in this Agreement, Borrower will not, without the prior written consent of FCFC:

                (a) Grant a security interest in the Collateral, or permit a lien, claim or encumbrance, except Permitted Liens, to be imposed on any of the Collateral, or allow the Collateral to be possessed by or under the control of any another Person;

                (b) Sell, license, lease, rent or otherwise dispose of, move, transfer or relocate outside the Collateral State, whether by sale or otherwise, any of Borrower's assets, including the Collateral, but excluding Inventory which has been or may be sold, licensed, leased, or otherwise disposed of in the ordinary course of Borrower's business, provided that FCFC continues to have a security interest in the proceeds thereof or lease payments relating thereto;

         (c)    [Intentionally Blank]

         (d) Permit any Collateral to be used in violation of any applicable law, regulation or policy of insurance;

         (e) Permit any levy, or attachment to be made on any of Borrower's assets;

         (f) Permit any receiver, trustee, custodian, assignee for the benefit of creditors or any other Person or entity having similar powers or duties to be appointed or to take possession of any or all of Borrower's assets;

         (g) Change its business structure, corporate identity or structure, do business under any additional trade name, or liquidate, merge or consolidate with or into any other business organization;

         (h)    Change its Borrower State;

         (i) Change its corporate or trade name without providing FCFC with thirty (30) days' prior written notice;

         (j) Change any of its Collateral States without providing FCFC with 30 days' prior written notice;

         (k) Relocate its place of business, its Chief Executive Office State or move Borrower's Books from the locations set forth on Schedule One;

         (l) Acquire any entity or purchase the stock or securities of any entity (other than securities of any state or federal government);

         (m) Permit or suffer a Change of Control interest in Borrower or permit or suffer a change in the senior management of Borrower;

         (n) Enter into any transaction or incur any debt, other than Permitted Debt, not in the usual course of Borrower's business;

         (o) Guarantee or otherwise become in any way liable with respect to the obligations of any Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to FCFC on account of the Obligations;

         (p) Pay or declare any cash dividends upon Borrower's common or preferred stock;

         (q) Redeem, retire, purchase or otherwise acquire directly or indirectly any of Borrower's common or preferred stock during any month hereafter, except that Borrower may repurchase shares of its common stock so long as the aggregate consideration given for such shares during any month hereafter does not exceed $15,000;

                (r)   Make any distribution of Borrower's property or assets;

                (s)   [Intentionally Blank];

                (t) Make any advance, loan, contribution or payment of money (other than compensation for personal services), goods or credit to, or guarantee any obligation of any subsidiary, or any officer, shareholder or employee, or cause or permit any such advance, loan, contribution or guarantee to be made by any subsidiary corporation other than the guaranty executed in connection herewith with this Agreement.

9.       Insurance.
         ---------

         9.1. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, and all other hazards and risks ordinarily insured against by owners in similar businesses for the full insurable value thereof, public liability and property damage insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to FCFC. Borrower shall deliver to FCFC certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to FCFC showing FCFC as the loss payee. All proceeds payable thereunder shall be payable to FCFC and upon receipt by FCFC shall, at FCFC's option, be applied on the account of the Obligations, whether or not then due, or to the repair or replacement of the Collateral. To secure the payment of the Obligations, Borrower grants FCFC a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to FCFC. Borrower hereby irrevocably appoints FCFC (and any of FCFC's officers, employees or agents designated by FCFC) as Borrower's attorney for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Each such insurer shall agree, by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to FCFC, that it will give FCFC at least ten
(10) days written notice before any such policy or policies of insurance shall be altered or cancelled, and that no act of Borrower or any other Person or the default hereunder by Borrower, shall affect the right of FCFC to recover under such policy or policies of insurance. FCFC, without waiving or releasing any Obligations or default by Borrower hereunder, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which FCFC deems advisable. All sums so disbursed by FCFC, as well as reasonable attorney's fees, court costs, expenses and other charges relating thereto, shall be a part of FCFC's Costs, secured by the Collateral and payable on demand.

10.      Events of Default.
         -----------------

         10.1. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement:

                (a) Borrower fails to pay when due and payable or declared to be due and payable, any of the Obligations (whether of principal, interest, taxes, reimbursement of FCFC's Costs, or otherwise).

                (b) Borrower fails or neglects to comply with, perform, keep or observe any term, provision, condition, or covenant contained in this Agreement, or any other present or future agreement between Borrower and FCFC.

                (c) Any representation, statement, report or certificate made or delivered by Borrower, or any of its officers or agents, (either individually or as an officer or agent of Borrower) to FCFC proves to be untrue, inaccurate, incomplete or incorrect in any material respect.

                (d) There is a Material Impairment in the prospect of repayment of the Obligations, or a Material Impairment in the value of the Collateral or the priority of FCFC's security interests in the Collateral is contested.

                (e) Any Collateral cannot be located within five (5) days after FCFC makes demand upon Borrower to inspect the same, or any Collateral has been moved outside the Collateral State, without the consent of FCFC.

                (f) Any of Borrower's assets are attached, seized, or are levied upon, and the same are not released, discharged or bonded against within ten (10) days thereafter.

                (g) A notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof.

                (h) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

                (i) Any proceeding under the Bankruptcy Code or any similar remedy under state statutory or common law is filed by or against Borrower.

                (j)   Borrower ceases normal business operations.

                (k) Twenty-five percent (25.0%) or more of either the value or physical quantity of the Collateral is stolen, damaged or destroyed.

                (l) A judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter.

                (m) If any of Borrower's records are prepared and kept by an outside computer service at any time during the term of this Agreement, and said computer service fails to timely provide FCFC with any requested information or financial data pertaining to the Collateral, Borrower's financial condition or the results of Borrower's operations.

                (n) If there is a default in any agreement to which Borrower is a party with third parties resulting in a right by such third parties to accelerate the maturity of any indebtedness of Borrower to such third party.

                (o) Except as provided in the Subordination Agreement, Borrower makes any payment on account of indebtedness that has been subordinated to the Obligations to FCFC, without FCFC's consent, or if any Person subordinating such indebtedness terminates or in any way limits his subordination.

                (p) The chief executive officer of Borrower dies, or is no longer associated with the Borrower in that capacity.

                (q)  [Intentionally Blank]

                (r) Borrower fails to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local
         (i) hazardous waste or environmental law, (ii) asset forfeiture or similar law which can result in the forfeiture of property, or (iii) other law, where noncompliance may have any significant effect on the Collateral.

                (s) FCFC receives a SOS Report indicating that FCFC's security interest is not prior to all other security interests or other interests reflected in the report.

11.      FCFC's Rights and Remedies.
         --------------------------

         11.1. At any time when an Event of Default shall have occurred or exist, and after the expiration of any "Grace Period" applicable to such Event of Default, in addition to all rights and remedies provided for under the other Loan Documents, FCFC shall have all rights and remedies provided to it by law, hereunder, and each other document under which Borrower shall be obligated to FCFC and, without limiting the generality of the foregoing, FCFC may do any one or more acts described in this Section 11.1, or under the other Loan Documents
                               ------------
and in any order it deems appropriate.

                (a) Declare any or all of the Obligations, whether evidenced by note(s), or otherwise, immediately due and payable;

                (b) Terminate this Agreement, but without affecting FCFC's rights and security interests in the Collateral, and the Obligations;

                (c) Cease making advances to or for benefit of Borrower under the Credit Facility or reduce the Credit Facility;

                (d) Continue making advances to Borrower in such amounts as\ FCFC may determine, in its sole discretion, without waiving any default by Borrower under this Agreement;

         (e) Proceed to collect the Accounts, and, in this regard, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FCFC, and receive, open and distribute all mail addressed to Borrower, retaining all mail relating to Collateral and forwarding all other mail to Borrower;

         (f) Exercise any and all of the rights accruing to a secured party under the Code and any other applicable law;

         (g) Require Borrower to assemble the Collateral, hold the same in trust for FCFC's account and, at Borrower's expense, deliver the same to FCFC or to a third party as FCFC's bailee at a place or places to be designated by FCFC which is reasonably convenient to the parties, or store the same in a warehouse in FCFC's name and deliver to FCFC documents of title representing said Collateral;

         (h) Enter, with or without process of law, and without further permission of Borrower, upon any premises where the Collateral is or believed by FCFC to be located, using all necessary force to accomplish the same without committing a breach of the peace (Borrower hereby waiving all claims for damages or otherwise due to, arising from or connected with such entry and/or seizure), and: (i) take possession of said premises and of the Collateral located therein; (ii) place a custodian in exclusive control of said premises and of any of the Collateral located therein; (iii) remove from the premises the Collateral and any of Borrower's Books, materials and supplies in any way relating to the Collateral or useful by FCFC in enforcing its rights hereunder; (iv) remain upon said premises and use the same (together with said Borrower's Books, materials and supplies) for the purpose of collecting the Collateral and/or preparing the Collateral for disposition and/or disposing of the Collateral;

         (i) Make (without any obligation to do so) any payment and take such action as FCFC considers necessary or reasonable to protect or preserve the Collateral or its security interests therein, including paying, purchasing, contesting or compromising any encumbrance, charge or lien which, in the opinion of FCFC, interferes with the enforcement of its security interests or the liquidation or disposition of the Collateral;

         (j) Ship, reclaim, recover, store, finish, maintain, repair and prepare for sale all or any portion of the Collateral;

         (k) Sell at one or more public or private sales, lease or otherwise dispose of the Collateral (regardless whether FCFC has taken possession thereof or whether the Collateral is present at any such sale or disposition) in its then condition, or after further manufacturing, processing or preparation thereof (utilizing, in connection therewith, without charge or liability to FCFC therefor, any of Borrower's assets), by means of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable, in the opinion of FCFC;

         (l) Seek temporary or permanent injunctive relief without the necessity of proving actual damages, as no remedy at law will provide adequate relief to FCFC and, in this regard, the bond which FCFC may be required to post shall be no more than $500.00; and

          (m) Require Borrower to pay all FCFC's Costs incurred in connection with FCFC's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by FCFC.

     11.2. Any deficiency that exists after disposition of the Collateral as provided herein shall be due and payable by Borrower upon demand, with any excess to be paid by FCFC to Borrower.

     11.3. FCFC shall give Borrower such notice of any private or public sale, lease or other disposition as may be required by the Code, unless notice has been waived after an Event of Default pursuant to the Code.

     11.4. FCFC shall have no obligation to clean up or otherwise prepare the Collateral for sale. FCFC shall have no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and FCFC may release, modify or waive any of the Collateral provided by any other Person to secure any of the Obligations, all without affecting FCFC's rights against Borrower. Borrower waives any right it may have to require FCFC to pursue any third Person for any of the Obligations. FCFC has no obligation to marshal any assets in favor of Borrower, or against or in payment of the Obligations or any other obligation owed to FCFC by Borrower or any other Person. FCFC may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

     11.5. FCFC may dispose of the Collateral without giving any warranties as to the Collateral. FCFC may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

     11.6. If FCFC sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by FCFC and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, FCFC may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

     11.7. In the event FCFC purchases any of the Collateral being sold, FCFC may pay for the Collateral by crediting against the purchase price some or all of the Obligations.

     11.8. FCFC's rights and remedies under this Agreement and all other agreements shall be cumulative and may be exercised simultaneously or successively, in such order as FCFC shall determine. In addition, FCFC shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by FCFC of one right or remedy shall be deemed an election, and no waiver by FCFC of any default on Borrower's part shall be deemed a continuing waiver. No delay by FCFC shall constitute a waiver, election or acquiescence by it.

12.  Taxes and Expenses Regarding Borrower's Property.
     ------------------------------------------------

     12.1. If Borrower fails to pay any assessments, taxes, contributions, or make any deposits, or furnish any required proof thereof as set forth in Section
                                                                         -------
7(j) hereof or in any other provision of this Agreement, FCFC may, in its sole
----
and absolute discretion and without notice to Borrower (a) make payment of the same or any part thereof, or (b) set up such reserves in Borrower's account as FCFC deems necessary to satisfy the liability therefor, or both. If Borrower fails to promptly pay when due to any other Person, any sum which Borrower is required to pay by reason of any provision in this Agreement, FCFC may, but is not obligated to, advance any sums which it deems appropriate for the protection or preservation of the Collateral or its security interests therein, and the amount so advanced by FCFC shall bear interest at the rate provided for in
Section 2.9 above, and shall constitute FCFC's Costs, payable on demand, and
-----------
shall be secured by the Collateral. Any payment made by FCFC shall not constitute (a) an agreement by it to make similar payments in the future, or (b) a waiver by FCFC of any default under this Agreement. FCFC need not contest nor inquire as to the validity of any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

13.  Waivers By Borrower.
     -------------------

     13.1. FCFC shall not be deemed to have waived any provision of this Agreement, or any right or remedy which it may have hereunder, or at law or equity, unless such waiver is in writing and signed by FCFC.

     13.2. Borrower waives the right to direct the application of any payments at any time or times received by FCFC on account of the Obligations and Borrower agrees that FCFC shall have the continuing exclusive right to apply and reapply such payments in any manner as FCFC may deem advisable.

     13.3. Except as otherwise provided for in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by FCFC on which Borrower may in any way be liable.

     13.4. Failure or delay by FCFC in exercising or enforcing any right, power, privilege, lien, option or remedy hereunder shall not operate as a waiver thereof and a waiver by FCFC of any default by Borrower under this Agreement shall not be construed to create any right or expectation of future waiver of any subsequent breach or default by Borrower under this Agreement whether of the same or of a different nature.

     13.5. FCFC shall not in any way or manner be liable or responsible for (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever. All such risk or loss, damage or destruction of the Collateral shall be borne by Borrower.

     13.6. Borrower waives (to the extent the same may be lawfully waived): any and all causes of action and claims which it may now or ever have against FCFC for failing to protect any Collateral in its possession, or failing to collect or sell any of the Collateral, notwithstanding the effect of such possession, collection or sale upon the business of Borrower. In addition, Borrower hereby releases FCFC of and from (a) any and all liabilities or penalties for failure of FCFC to perfect or maintain the priority of its security interest or to comply with any statutory or other requirement imposed on FCFC; and (b) any error of judgment or mistake of fact or law.

     13.7. In the event FCFC seeks to obtain possession of any of the Collateral by replevin or other judicial process, Borrower hereby waives (a) any bond or security required to be posted by any statute, court rule or otherwise as an incident to such possession; and (b) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof.

     13.8. BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS HEREUNDER.

14.  Notices.
     -------

     14.1. Unless otherwise provided in this Agreement, all notices, demands or other communications to either party shall be in writing and shall be mailed, telecopied or communicated by means of facsimile transmission (followed by a mailed or delivered hard copy), or delivered by hand or courier service, at their respective addresses set forth in this Agreement, or at such other addresses as shall be designated by such party in a written notice to the other party. All notices and other communications shall be deemed delivered and effective when a record has been sent by telecopy or other facsimile transmission, or upon hand delivery or upon the third (3rd) business day after deposit in a United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient.

15.  Destruction of Borrower's Documents.
     -----------------------------------

     15.1. Any documents, schedules, invoices or other papers delivered to FCFC, may be destroyed or otherwise disposed of by FCFC five (5) months after they are delivered to or received by FCFC, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

16.  Release.
     -------

     16.1. At such time as all Obligations shall have been fully paid and satisfied and Borrower and all guarantors of the Obligations execute a release acknowledging that Borrower does not have any claims against FCFC and provides FCFC with an appropriate indemnity indemnifying FCFC for any remittances for which Borrower has received credit and which are not paid, FCFC shall release its security interest in the Collateral and deliver to Borrower an appropriate termination statement.

17.  General Provisions.
     ------------------

     17.1. The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

     17.2. If at any time or times hereafter FCFC employs counsel for advice or other representation (a) with respect to any of the Collateral or this Agreement; (b) to represent FCFC in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by FCFC, Borrower or any other party) in any way relating to any of the Collateral, this Agreement or Borrower's affairs; (c) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral; (d) to attempt to enforce any security interest of FCFC in any of the Collateral; or
(e) to enforce any rights of FCFC against Borrower or against any other Person which may be obligated to FCFC by virtue of this Agreement including Borrower's account debtors, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way arising in connection therewith or relating thereto shall constitute a part of FCFC's Costs secured by the Collateral and be payable on demand.

     17.3. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against FCFC or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

     17.4. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER AND CONCERNING THE COLLATERAL, SHALL BE DETERMINED UNDER AND ACCORDING TO THE LAWS OF ARIZONA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND EXCEPT TO THE EXTENT THAT THE CODE PROVIDES FOR THE APPLICATION OF THE LAW OF THE BORROWER STATE.

     17.5. IN ANY LITIGATION INVOLVING FCFC AND BORROWER, BORROWER DOES HEREBY IRREVOCABLY SUBMIT ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY OR TO THE PROCESS, JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT BORROWER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.

     17.6. The provisions of this Agreement are independent of and separate from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or unenforceability of any other provision hereof and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     17.7. Article and section headings and numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.
17.8. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

     17.9. FCFC shall have the right, without the consent of or notice to Borrower to grant participation interests in the Credit Facility and in this regard may provide the participant with any and all information with respect to Borrower and the Credit Facility. In addition, FCFC may assign this Agreement and its rights and duties hereunder at any time, without the consent of or notice to Borrower. This Agreement shall inure to the benefit of FCFC, its successors and assigns. Borrower may not assign this Agreement or any rights hereunder, without FCFC's prior written consent and any such assignment shall be void and have no effect whatsoever. No consent to any assignment by FCFC shall, without the written consent of FCFC, release Borrower or any guarantor of its Obligations to FCFC.

     17.10. This Agreement shall inure to the benefit of FCFC and any successors or assigns of FCFC, including any participant in the Credit Facility. This Agreement shall bind and inure to the benefit of the successors and assigns of FCFC and shall bind all Persons who become bound as a debtor to this Agreement. Borrower may not assign this Agreement or any rights hereunder without FCFC's prior written consent and any prohibited assignment shall be absolutely void. No consent to any assignment by FCFC shall release Borrower or any guarantor of its Obligations to FCFC. FCFC may assign this Agreement and its rights and duties hereunder, and if an assignment is made, Borrower shall render performance under this Agreement to the assignee. Borrower waives and will not assert against any assignee of FCFC any claims, defenses (except defenses which cannot be waived) or set-offs which Borrower could assert against FCFC.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Phoenix, Arizona, as of the date written above.

                                        FIRST COMMUNITY FINANCIAL CORPORATION,
                                        an Arizona corporation


                                        By:_____________________________________
                                               James C. Adamany

                                        Title: President
                                               ---------


                                        TELETOUCH COMMUNICATIONS, INC.,
                                        a Delaware corporation


                                        By:_____________________________________
                                               James K. Crotty

                                        Title: President
                                               ---------